As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	27-2166630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3001 Deming Way

Middleton, Wisconsin 53562

(608) 275-3340

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nathan E. Fagre

General Counsel and Secretary

Spectrum Brands Holdings, Inc.

3001 Deming Way

Middleton, Wisconsin 53562

(608) 275-3340

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Raphael M. Russo, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(1)	(1)	(1)	(1)

(1)	Pursuant to General Instruction II.E. of Form S-3, this information is not required to be included. An indeterminate aggregate price and number of shares of common stock of Spectrum Brands Holdings, Inc. are being registered as may from time to time be issued at currently indeterminable prices. The proposed maximum initial offering prices per share of common stock will be determined, from time to time. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, Spectrum Brands Holdings, Inc. hereby defers payment of the registration fee required in connection with this registration statement.

Prospectus

Spectrum Brands Holdings, Inc.

Common Stock

We may from time to time offer and sell shares of our common stock in one or more offerings, at prices and on terms that we determine at the time of the offering.

Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or the “NYSE,” under the symbol “SPB.” On May 5, 2015, the closing price of our common stock on the NYSE was $92.17 per share.

You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our common stock involves risks. Before investing in our common stock, you should read and consider the restrictions described under “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the shares of our common stock that we may offer.

Each time we offer securities, we, to the extent required, will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The applicable prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus and in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information contained in or incorporated by reference into the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any other person to provide any information other than that contained or incorporated by reference into this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (except that, in each case, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K, any exhibit relating to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished,” and not filed, with the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed with the SEC on November 21, 2014 (our “2014 Annual Report”);

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 23, 2014, to the extent incorporated by reference in our 2014 Annual Report;

•	our Quarterly Reports on Form 10-Q for the quarter ended December 28, 2014, filed with the SEC on February 5, 2015, and for the quarter ended March 29, 2015, filed with the SEC on May 1, 2015 (our “Second Quarter 10-Q”);

•	our Current Reports on Form 8-K, filed with the SEC on December 8, 2014, December 19, 2014, January 14, 2015, January 22, 2015, February 2, 2015, February 6, 2015, February 20, 2015, March 20, 2015 and April 29, 2015; and

•	the description of our capital stock incorporated by reference into our registration statement on Form 8-A, filed with the SEC on May 28, 2010.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the relevant offering under this prospectus, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents; provided that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K, any exhibit relating to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished,” and not filed, with the SEC.

You should not assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate as of any date other than the date of this prospectus or that prospectus supplement, respectively, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. Our business, financial condition, results of operations and prospects may have changed since that date.

Upon your oral or written request, we will provide you with a copy of any and all of these filings (other than exhibits unless such exhibits are specifically incorporated by reference in such documents) at no cost. Requests should be directed to:

Office of the General Counsel

Spectrum Brands Holdings, Inc.

3001 Deming Way, Middleton, Wisconsin 53562

Telephone No. (608) 275-3340

Except as expressly provided above, no other information (including the information on our website) is incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.spectrumbrands.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. Our website and the contents therein, or the connection thereto, however, is not, and should not be deemed to be, a part of this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our security.

TRADEMARKS

We have proprietary rights to or are exclusively licensed to use a number of registered and unregistered trademarks that we believe are important to our business, including, without limitation, Rayovac, Remington, VARTA, Tetra, 8-in-1, Dingo, Nature’s Miracle, IAMS, Eukanuba, Digest-eeze, Liquid Fence, Black Flag, Wild Harvest, Marineland, FURminator, Spectracide, Cutter, Hot Shot, Garden Safe, Repel, George Foreman, Russell Hobbs, Farberware, Toastmaster, Black + Decker, Kwikset, Weiser, Baldwin, National Hardware and Pfister. We attempt to obtain registration of our key trademarks whenever possible or practicable and pursue any infringement of those trademarks. Solely for convenience, the trademarks, service marks and tradenames referred to in this prospectus are without the “®” and “TM” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data and information used throughout this prospectus and the documents incorporated by reference herein from our own internal company surveys and management estimates as well as from industry and general publications and research, surveys or studies conducted by third parties. Industry and general publications and research, studies and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such data and information. While we believe that these publications and research, studies and surveys are reliable, neither we nor the underwriters have independently verified such data and information and neither we nor the underwriters make any representation or warranty as to the accuracy of such data and information.

There is only a limited amount of independent data available about our industry, market and competitive position, particularly outside of the United States. As a result, certain data and information are based on our good faith estimates, which are derived from our review of internal data and information, information that we obtain from customers and other third-party sources. We believe these internal surveys and management estimates are reliable; however, no independent sources have verified such surveys and estimates.

The industry data that we present in this prospectus or the documents incorporated by reference herein include estimates that involve risks and uncertainties and are subject to change based on various factors, including the risk factors discussed under “Risk Factors” in this prospectus and those discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

OUR COMPANY

Unless otherwise indicated in this prospectus or the context requires otherwise, the “Company,” “we,” “us” or “our” refers to Spectrum Brands Holdings, Inc. (“SB Holdings”) and, where applicable, its consolidated subsidiaries; “Spectrum Brands” refers to Spectrum Brands, Inc. and, where applicable, its consolidated subsidiaries; and “SB/RH Holdings” refers to SB/RH Holdings, LLC, our wholly owned direct subsidiary and the direct parent of Spectrum Brands and, where applicable, its consolidated subsidiaries.

We are a diversified global branded consumer products company. SB Holdings’ common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “SPB.”

We manufacture and market alkaline, zinc carbon and hearing aid batteries, herbicides, insecticides and repellants and specialty pet supplies. We design and market rechargeable batteries, battery-powered lighting products, electric shavers and accessories, grooming products and hair care appliances. We also design, market and distribute a broad range of branded small household appliances and personal care products. We also design, manufacture, market, distribute and sell certain hardware, home improvement and plumbing products, and are a leading United States (“U.S.”) provider of residential locksets and builders’ hardware and a leading provider of faucets. Our manufacturing and product development facilities are located in the U.S., Europe, Latin America and Asia. Substantially all of our rechargeable batteries, chargers and portable lighting products, shaving and grooming products, small household appliances and personal care products are manufactured by third-party suppliers, primarily located in Asia.

We sell our products in approximately 160 countries through a variety of trade channels, including retailers, wholesalers and distributors, hearing aid professionals, industrial distributors and original equipment manufacturers and enjoy strong name recognition in our markets under the Rayovac, VARTA and Remington brands, each of which has been in existence for more than 80 years, and under the Tetra, 8-in-1, Dingo, Nature’s Miracle, IAMS, Eukanuba, Healthy-Hide, Digest-eeze, Spectracide, Cutter, Hot Shot, Black + Decker, George Foreman, Russell Hobbs, Farberware, Black Flag, FURminator, Kwikset, Weiser, Baldwin, National Hardware, Stanley and Pfister brands. We also have patented technologies such as Smartkey, a rekeyable lockset technology, and Smart Code Home Connect.

Our diversified global branded consumer products have positions in six major product categories: consumer batteries, small appliances, personal care, hardware and home improvement, pet supplies and home and garden controls. Our chief operating decision maker manages the businesses in four vertically integrated, product-focused reporting segments: (i) Global Batteries & Appliances, which consists of our worldwide battery, personal care, and small appliances primarily in the kitchen and home product categories; (ii) Hardware & Home Improvement, which consists of our worldwide hardware, home improvement and plumbing business; (iii) Global Pet Supplies, which consists of our worldwide pet supplies business; and (iv) Home and Garden, which consists of our home and garden and insect control business. Management reviews our performance based on these segments. For information pertaining to our business segments, see our 2014 Annual Report and our Second Quarter 10-Q, each of which is incorporated by reference herein.

Global and geographic strategic initiatives and financial objectives are determined at the corporate level. Each business segment is responsible for implementing defined strategic initiatives and achieving certain financial objectives and has a general manager responsible for sales and marketing initiatives and the financial results for all product lines within that business segment.

Our operating performance is influenced by a number of factors including: general economic conditions; foreign exchange fluctuations; trends in consumer markets; consumer confidence and preferences; our overall product line mix, including pricing and gross margin, which vary by product line and geographic market; pricing of certain raw materials and commodities; energy and fuel prices; and our general competitive position, especially as impacted by our competitors’ advertising and promotional activities and pricing strategies.

On April 28, 2015, we entered into an agreement to acquire Armored AutoGroup Parent Inc. (“AAG”). AAG is a consumer products company consisting primarily of Armor All® and STP® products, two of the most recognizable brands in the automotive aftermarket appearance products and performance chemicals categories, respectively, and the AC/PRO® brand of do-it-yourself automotive air conditioner recharge products.

Additional Information

We are a Delaware corporation and the address of our principal executive office is 3001 Deming Way, Middleton, Wisconsin 53562. Our telephone number is (608) 275-3340. Our website address is http://www.spectrumbrands.com. Our website and the contents therein or connected thereto, however, is not, and should not be deemed to be, a part of this prospectus, any applicable prospectus supplement or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our security.

RISK FACTORS

An investment in our common stock involves risks. Before deciding whether to purchase our common stock, you should carefully consider the risk factors set forth in any applicable prospectus supplement, as well as the other information contained in this prospectus, any applicable prospectus supplement, and incorporated by reference herein or therein. In addition to those risks discussed elsewhere in this prospectus, you should also consider the risks discussed under the caption “Risk Factors” included in our 2014 Annual Report, our Second Quarter 10-Q and any subsequent filings with the SEC, which are incorporated by reference into this prospectus. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. While we believe that these risks are the most important for you to consider, you should read this prospectus and the documents incorporated by reference herein carefully, including our financial statements, the notes to our financial statements and management’s discussion and analysis of our financial condition and results of operations, which are included in our periodic reports and incorporated by reference herein. See ‘‘Incorporation of Documents by Reference’’ and ‘‘Where You Can Find More Information.’’

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made or implied certain forward-looking statements in this prospectus and the documents incorporated by reference herein. All statements, other than statements of historical facts included in this prospectus, including statements regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. When used in this prospectus, the words “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “could,” “will,” “should,” “may” and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:

•	the impact of our indebtedness on our business, financial condition and results of operations;

•	the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;

•	the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated;

•	the unanticipated loss of key members of senior management;

•	the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	the loss of, or a significant reduction in, sales to any significant retail customer(s);

•	competitive promotional activity or spending by competitors or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•	the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business;

•	changes in consumer spending preferences and demand for our products;

•	our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties;

•	our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

•	public perception regarding the safety of our products, including the potential for environmental liabilities, product liability claims, litigation and other claims;

•	the impact of pending or threatened litigation;

•	changes in accounting policies applicable to our business;

•	government regulations;

•	the seasonal nature of sales of certain of our products;

•	the effects of climate change and unusual weather activity;

•	the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and

•	various other risks and uncertainties, including those discussed herein and those set forth in our securities filings, including our 2014 Annual Report, Second Quarter 10-Q and other securities filings.

Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our 2014 Annual Report, which is incorporated by reference herein. You should not assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate as of any date other than the date of this prospectus or that prospectus supplement, respectively, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. Our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF PROCEEDS

We will describe the use of the net proceeds of any offering of shares of our common stock in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Certificate of Incorporation (our “Charter”) and our Second Amended and Restated By-laws (our “By-laws”, and together with our Charter, our “Organizational Documents”) and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description may not contain all of the information that is important to you. To understand them fully, you should read our Organizational Documents and the applicable provisions of the DGCL in their entirety.

Authorized Capital Stock

Our Charter authorizes us to issue two classes of capital stock, designated as common stock and preferred stock. The total number of shares of all classes of capital stock that we are authorized to issue is 300,000,000, consisting of 200,000,000 shares of common stock, with a par value of $0.01 per share (“common stock”), and 100,000,000 shares of preferred stock, with a par value of $0.01 per share (“preferred stock”).

Common Stock

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of outstanding preferred stock, if any, dividends may be declared and paid on our common stock at such times and in such amounts as the our board of directors may determine in its discretion.

Voting Rights

Except as may otherwise be provided our Charter, required by applicable law, or by a preferred stock designation, each holder of our common stock has the exclusive right to vote, and is entitled to one vote for each share of common stock held of record by such holder, on all matters on which stockholders generally are entitled to vote, including the election of directors to our board of directors.

Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary dissolution, liquidation or winding up, subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of our common stock will be entitled to receive, ratably in proportion to the number of shares held by them, the assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities.

Preferred Stock

Our board of directors is authorized to issue our preferred stock in one or more series and to fix the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of our board of directors with respect to each such series includes the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited in such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•	the rights of such series to the distribution of our assets in the event of a voluntary or involuntary dissolution, liquidation or winding up of our affairs;

•	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of our capital stock, or any other security, or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any of our securities or the securities of any other corporation or other entity;

•	the provisions, if any, of a sinking fund applicable to such series; and

•	any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof.

Our Transfer Agent and Registrar

Computershare Shareowner Services is the transfer agent and registrar for our common stock.

Stock Exchange Listing of Our Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “SPB.”

Other Provisions of Our Organizational Documents

Purchase Rights of Eligible Stockholders

Each stockholder who, together with its affiliates, holds 5% or more of our outstanding voting securities (an “eligible stockholder”) has the right to purchase such eligible stockholder’s pro rata share of all or any part of any “new securities” that we may issue from time to time. Affiliates of eligible stockholders to whom an eligible stockholder assigns its rights are also considered eligible stockholders, if they otherwise meet the aggregate ownership requirement.

The term “new securities” is defined to include: (i) any debt instruments issued by us or any of our subsidiaries to any eligible stockholder or any of our affiliates, (ii) our capital stock, whether now authorized or not, (iii) the equity securities of our subsidiaries, (iv) rights, options or warrants to purchase such capital stock, equity securities or debt instruments and (v) securities of any type whatsoever that are, or may become, convertible into, exercisable for or exchangeable into such capital stock, equity securities or debt instruments. The term “new securities” is defined to exclude securities issued or issuable: (a) to our officers, directors, employers or consultants (or persons who at the time of the grant were our officers, directors, employers or consultants) or officers, directors, employers or consultants of any of our subsidiaries pursuant to an equity incentive plan or stock purchase plan or agreement on terms approved by our board of directors, (b) in connection with a stock split (or reverse stock split), subdivision, conversion, recapitalization, reclassification, dividend or distribution in respect of our capital stock, (c) to the public pursuant to a registration statement or debt securities issuable pursuant to an offering made in reliance on Rule 144A under the Securities Act of 1933, as amended (the Securities Act”), (d) as consideration for our acquisition of another entity, (e) upon exercise of any convertible securities or in connection with payment-in-kind interest, (f) as any right, option or warrant to acquire any such securities so excluded and (g) any securities issued or issuable pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended on March 1, 2010, March 26, 2010 and April 30, 2010, by and among SB Holdings, Russell Hobbs, Inc., Spectrum Brands, Battery Merger Corp., and Grill Merger Corp. (the “SB/RH Merger Agreement”), the Harbinger Support Agreement (as defined in the SB/RH Merger Agreement) or the Stockholder Agreement, dated as of February 9, 2010, by and among the Harbinger Capital

Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd. and Spectrum Brands Holdings, Inc. (f/k/a SB/RH Holdings, Inc.), and to which HRG Group, Inc. (f/k/a Harbinger Group Inc.) is party pursuant to a Joinder, dated as of September 10, 2010.

Corporate Opportunities

Our stockholders, their affiliates and directors elected or appointed to our board of directors by our stockholders: (i) may have participated, directly or indirectly, and may continue to participate in businesses that are similar to or compete with our business; (ii) may have interests in, participate with, aid and maintain seats on the board of directors of other such entities; and (iii) may develop opportunities for such entities. These individuals may encounter business opportunities in such capacities that we or our stockholders may desire to pursue. These individuals will have no obligation to us to present any such business opportunity to us before presenting and/or developing such opportunity with anyone else, other than any such opportunities specifically presented to any such stockholder or director for our benefit in his or her capacity as our stockholder or director. In any such case, to the extent a court might hold that the conduct of such activity is a breach of a duty to us, we have waived any and all claims and causes of action that we believe that we may have for such activities.

Restrictions on Affiliate Transactions

Under our Charter, subject to certain exceptions listed therein, we and certain of our subsidiaries are not permitted to engage in any transactions in excess of $1 million with any Significant Stockholder unless such transaction is approved in advance by our board of directors with the approval of a majority of the members of the board of directors who are disinterested with respect to the applicable transaction. “Significant Stockholder” means any stockholder who, together with its affiliates, beneficially owns 40% or more of our outstanding voting securities on an as converted basis.

Removal of Directors

At any time when our board of directors is not classified, our directors may not be removed from office without cause except with the affirmative vote of the holders of (i) a majority of our outstanding voting securities and (ii) a majority of our outstanding voting securities that are not held by Significant Stockholders.

Annual Meetings of Stockholders

Our By-laws require a stockholder proposing business at our annual meeting of stockholders to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such proposal.

Amendment of Our Organizational Documents

Pursuant to the DGCL, the approval of our board of directors and, except in limited circumstances, the holders of a majority of the voting power of our outstanding stock is required to amend our Charter. In addition, pursuant to the DGCL, the affirmative vote of the holders of the outstanding shares of a class of our stock, voting as a separate class, is required if the amendment would alter or change the powers, preferences or special rights of the class so as to affect them adversely.

Amendments of our Organizational Documents relating to (i) purchase rights of our stockholders, (ii) restrictions on Significant Stockholders engaging in “going-private” transactions, (iii) provisions related to conflicts of interests, (iv) the election and removal of directors, (v) the nomination and designation of committees of our board of directors, (vi) reporting obligations to the SEC and (vii) affiliate transactions will require the affirmative vote of a majority of our board of directors and a majority of the independent directors of our board of directors. In addition, certain amendments of our Organizational Documents relating to (i) the ability of our stockholders to call a special meeting of stockholders, (ii) the number and term of our directors, (iii) the nomination and election procedures for our directors, (iv) provisions relating to committees of our board of directors and (v) provisions relating to affiliate transactions and tag-along rights, will require the affirmative vote of a majority of our board of directors and a majority of the independent directors of our board of directors.

Our board of directors has the power to make, alter, amend and repeal our By-laws and to make new by-laws; provided that our stockholders may, subject to majority voting requirements, make additional by-laws and may alter and repeal any by-laws whether such by-laws were originally adopted by the stockholders or our board of directors.

Delaware Law Regulating Corporate Takeovers

The provisions of Section 203 of the DGCL regulate corporate takeovers by, in general, prohibiting a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, subject to certain exceptions. Our Charter contains a provision opting-out of Section 203 of the DGCL, and, accordingly, we are not subject to this provision.

Limitation of Liabilities and Indemnification

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any third-party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions or suits, and the statute requires approval of the Delaware Court of Chancery or the court in which the action or suit was brought, upon application, before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Charter and By-laws each contain an indemnification provision that provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at our request as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection therewith. Each Organizational Document also provides that we will pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition, to the extent not prohibited by applicable law and, to the extent required by applicable law, we receive an undertaking to repay such amount advanced if it is ultimately determined that such person is not entitled to be indemnified. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of the Organizational Documents, agreement, vote of stockholders or disinterested directors or otherwise.

The Charter provides that, to the fullest extent permitted under the DGCL, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. This provision is known as an exculpation provision. This exculpation provision is limited by Section 102(b)(7) of the DGCL, which prohibits the elimination or limitation of the personal liability of a director:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Each Organizational Document provides that any repeal or amendment of the indemnification or the exculpation provision by our stockholders or by changes in law, or the adoption of any other provision of the Organizational Documents inconsistent with the aforementioned provisions, will, unless otherwise required by law, be prospective only (except, with respect to the indemnification provision, such amendment or change permits us to provide broader rights retroactively), and will not in any way diminish or adversely affect any right or protection of a director of the Company existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

In addition, we maintain liability insurance for our directors and officers and for the directors and officers of our majority-owned subsidiaries. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.

PLAN OF DISTRIBUTION

We currently intend to offer and sell pursuant to one or more prospectus supplements, from time to time, our common stock offered by this prospectus, in one or more underwritten or other public offerings and at prices and on terms that will be determined at the time of the offering. We may sell our common stock:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase our common stock, or agents may be designated to solicit such offers. We will, in the applicable prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at privately negotiated prices or without cash consideration.

Each prospectus supplement will describe the method of distribution of our common stock and any applicable restrictions. The prospectus supplement will describe the terms of the offering of our common stock, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	the exchange on which the securities will be listed.

If any underwriters or agents are utilized in the sale of our common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of our common stock in respect of which this prospectus is delivered, we will sell such common stock to the dealer, as principal. The dealer may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of our common stock sold pursuant to such contracts shall be neither less than nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of our common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if our common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of our common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock the prices of which may be used to determine payments on such common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase, our common stock in the open market. Finally, in any offering of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing our common stock in the offering if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for a holder’s securities may be more than three scheduled business days after the trade date for such holder’s securities. Accordingly, in such a case, if such holder wishes to trade securities on any date prior to the third business day before the original issue date for such holder’s securities, such holder will be required, by virtue of the fact that such holder’s securities initially are expected to settle in more than three scheduled business days after the trade date for such holder’s securities, to make alternative settlement arrangements to prevent a failed settlement.

Our common stock is listed on the NYSE under the symbol “SPB.” However, we can give no assurances as to the development of liquidity or trading market for the shares.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the common stock offered by this prospectus and certain legal matters on our behalf. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule II of Spectrum Brands Holdings, Inc. as of September 30, 2014 and 2013, and for each of the years in the three-year period ended September 30, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable prospectus supplement). All of such expenses are being borne by Spectrum Brands Holdings, Inc.

Listing fee—New York Stock Exchange	$—	*
Printing expenses	—	*
Accounting fees and expenses	—	*
Legal fees and expenses	—	*
SEC registration fee	—	**

Total	—	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly are not estimable at this time.
**	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

ITEM 15	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any third-party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions or suits, and the statute requires approval of the Delaware Court of Chancery or the court in which the action or suit was brought, upon application, before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Certificate of Incorporation (our “Charter”) and our Second Amended and Restated By-laws (our “By-laws”, and together with our Charter, our “Organizational Documents”) contain indemnification provisions that provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at our request as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection therewith. Each Organizational Document also provides that we will pay the expenses incurred by such person in defending any such proceeding in advance of its final disposition, to the extent not prohibited by applicable law and, to the extent required by applicable law, we receive an undertaking to repay such amount advanced if it is ultimately determined that such person is not entitled to be indemnified. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of the Organizational Documents, agreement, vote of stockholders or disinterested directors or otherwise.

Our Charter provides that, to the fullest extent permitted under the DGCL, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. This provision is known as an exculpation provision. This exculpation provision is limited by Section 102(b)(7) of the DGCL, which prohibits the elimination or limitation of the personal liability of a director:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Each Organizational Document provides that any repeal or amendment of the indemnification or the exculpation provision by our stockholders or by changes in law, or the adoption of any other provision of the Organizational Documents inconsistent with the aforementioned provisions, will, unless otherwise required by law, be prospective only (except, with respect to the indemnification provision, such amendment or change permits us to provide broader rights retroactively), and will not in any way diminish or adversely affect any right or protection of a director of the Company existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

In addition, we maintain liability insurance for our directors and officers and for the directors and officers of our majority-owned subsidiaries. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.

ITEM 16	EXHIBITS

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

ITEM 17	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section (a) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(B)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(D)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(E)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, (a) the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middleton, State of Wisconsin, on May 6, 2015.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Andreas Rouvé
Name:	Andreas Rouvé
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John Beattie, Nathan E. Fagre or Douglas L. Martin or any of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on May 6, 2015 by the following persons in the capacities indicated.

Signature	Title
/s/ Andreas Rouvé Andreas Rouvé	President and Chief Executive Officer (Principal Executive Officer)

/s/ Douglas L. Martin Douglas L. Martin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David M. Maura David M. Maura	Director

/s/ Omar M. Asali Omar M. Asali	Director

/s Norman S. Matthews Norman S. Matthews	Director

/s/ David R. Lumley David R. Lumley	Director

/s/ Eugene I. Davis Eugene I. Davis	Director

Signature	Title

/s/ Joseph S. Steinberg Joseph S. Steinberg	Director

/s/ Terry Lee Polistina Terry Lee Polistina	Director

/s/ Hugh R. Rovit Hugh R. Rovit	Director

/s/ Kenneth C. Ambrecht Kenneth C. Ambrecht	Director

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1*	Form of Underwriting Agreement.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 28, 2015, between Spectrum Brands Holdings, Inc., Armored AutoGroup Parent Inc., Ignite Merger Sub, Inc. and Avista Capital Partners II GP, LLC, as representative for the shareholders and optionholders of Armored AutoGroup Parent Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands Holdings, Inc. on April 29, 2015).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Spectrum Brands Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands Holdings, Inc. on March 7, 2013).

Exhibit 3.2	Second Amended and Restated By-Laws of Spectrum Brands Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC by Spectrum Brands Holdings, Inc. on March 7, 2013).

Exhibit 4.1	Specimen certificate for shares of common stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed with the SEC by Spectrum Brands Holdings, Inc. on May 27, 2010).

Exhibit 5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP.

Exhibit 23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

Exhibit 23.2**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

Exhibit 24.1**	Power of Attorney (included on signature page).

*	To be filed, if necessary, by post-effective amendment or as an exhibit to a document incorporated herein by reference.
**	Filed herewith.